UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2019

Acushnet Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37935	45-2644353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bridge Street
Fairhaven, Massachusetts 02719
(Address of Principal Executive Offices) (Zip Code)

(800) 225‑8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2019, the board of directors (the “Board”) of Acushnet Holdings Corp. elected Mr. Keun Chang (Kevin) Yoon to serve out the remainder of Mr. Jonathan Epstein’s term in office, until such time as his respective successor is duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Mr. Yoon Soo (Gene) Yoon, Chairman of the Board, is the father of Mr. Keun Chang (Kevin) Yoon.
Mr. Yoon has been the President and Chief Executive Officer of Fila Korea since March 2018 and served as Chief Financial Officer and Executive Vice President of the Strategic Planning and Footwear Division of Fila Korea from July 2016 until March 2018. He has additionally served multiple roles including Manager of Footwear Sourcing, Vice President and Chief Financial Officer of Fila North America as well as other Fila affiliations from February 2009 until October 2016, and he led the successful turnaround of Fila North America and Fila Korea.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Brendan Gibbons
Name:	Brendan Gibbons
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: April 10, 2019